UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): April 24, 2013

Evans Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	0-18539	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grimsby Drive, Hamburg, NY	14075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 926-2000

14 North Main Street,

Angola, New York

14006

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 24, 2013 Evans Bancorp, Inc., issued a press release setting forth its results of operations and financial condition for the first quarter of 2013. A copy of that press release is attached hereto as Exhibit 99.1.

The 2013 annual meeting of shareholders of the Company (the “2013 Annual Meeting”) was held in Orchard Park, New York on April 24, 2013. As reported under Item 5.07 below, at the 2013 Annual Meeting, the Company’s shareholders approved the Evans Bancorp, Inc. 2013 Employee Stock Purchase Plan. A copy of the plan, as amended, was filed as Appendix A to the Company’s Definitive Proxy Statement on March 21, 2013.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2013 Annual Meeting, Phillip Brothman, David J. Nasca, Thomas H. Waring, Jr., and Lee C. Wortham were elected as directors for a term of three years. The 2013 Evans Bancorp, Inc. Employee Stock Purchase Plan was approved and the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2013 was ratified. Also, the Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers and the frequency of future advisory votes on named executive officer compensation to be every one year.

The following table reflects the tabulation of votes with respect to the matters voted on at the 2013 Annual Meeting:

Proposal I:

Election of Directors

Philip Brothman

FOR: 2,189,391

WITHHOLD: 115,326

BROKER NON-VOTES: 498,569

David J. Nasca

FOR: 2,023,317

WITHHOLD: 281,400

BROKER NON-VOTES: 498,569

Thomas H. Waring, Jr.

FOR: 1,993,864

WITHHOLD: 310,853

BROKER NON-VOTES: 498,569

Lee C. Wortham

FOR: 2,204,329

WITHHOLD: 100,388

BROKER NON-VOTES: 498,569

Proposal II:

The proposal to adopt the 2013 Evans Bancorp, Inc. Employee Stock Purchase Plan:

FOR: 2,154,093

AGAINST: 85,695

ABSTAIN: 64,929

BROKER NON-VOTES: 498,569

Proposal III:

The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

FOR: 1,879,454

AGAINST: 364,292

ABSTAIN: 60,972

BROKER NON-VOTES: 498,569

Proposal IV:

The proposal to approve, on an advisory basis, the frequency of future advisory votes on named executive officer compensation to be every year:

ONE YEAR: 1,842,065

TWO YEARS: 58,003

THREE YEARS: 315,153

ABSTAIN: 89,495

BROKER NON-VOTES: 498,569

Proposal V:

Ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal 2013:

FOR: 2,717,293

AGAINST: 31,041

ABSTAIN: 54,952

The following directors also continued their terms in office following the 2013 Annual Meeting:

James E. Biddle, Jr.

Marsha S. Henderson

Kenneth C. Kirst

Robert G. Miller, Jr.

John R. O’Brien

Michael J. Rogers

Nancy W. Ware

In consideration of the shareholder vote at the 2013 Annual Meeting on the “say-on-pay-frequency” proposal and other factors it considered, the Company’s Board of Directors decided that the Company will hold an advisory “say-on-pay” vote on an annual basis until the next required vote on the frequency of shareholder advisory votes on executive compensation. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company’s 2019 Annual Meeting of Stockholders.

Item 7.01 Regulation FD Disclosure.

On April 25, 2013, David J. Nasca, President and CEO of the Company delivered a presentation to shareholders at the 2013 Annual Meeting. A copy of this presentation is attached as Exhibit 99.2.

In the presentation, Mr. Nasca highlighted the Company’s 2012 results, including the record net income of $8.1 million. The 2012 net income included a release of allowance for loan and lease losses of $68 thousand. In the two previous years, the Company earned $6.1 million in 2011 and $4.8 million in 2010, which included provision for loan and lease losses of $2.5 million and $3.9 million, respectively. While reviewing the 2013 first quarter results, Mr. Nasca noted that the provision for loan and lease losses was $450 thousand, compared to a release of allowance for loan and lease losses of $249 thousand in the first quarter of 2012. Given the return to more normalized provision levels in the first quarter of 2013, Mr. Nasca said that he “expected the 2012 results to be difficult to replicate in 2013.”

Other than the information reported under Item 5.07 above, the information in this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release of Evans Bancorp, Inc. dated April 24, 2013

Exhibit 99.2 – Presentation to Shareholders at 2013 Annual Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

April 26, 2013	Evans Bancorp, Inc.

	By:	/s/ David J. Nasca
	Name:	David J. Nasca
	Title:	President and Chief Executive Officer